Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-177094 on Form S-3 and Registration Statement No. 333-174339 on Form S-8 of SBT Bancorp, Inc. and Subsidiary of our report dated March 29, 2018, relating to the consolidated financial statements of SBT Bancorp, Inc. and Subsidiary appearing in this Annual Report on Form 10-K of SBT Bancorp, Inc. and Subsidiary for the year ended December 31, 2017.

Portland, Maine

March 29, 2018